EXHIBIT 21.1
     Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (43.5%), Korn/Ferry International (H.K.) Limited (99% owned by Korn/Ferry International; 1% owned by Paul C. Reilly in trust for Korn/Ferry International), Korn/Ferry International de Venezuela, C.A. (49%), and Korn/Ferry (Thailand) Limited (48.8%).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn/Ferry International Pty Limited	Australia
3.	Futurestep (Australia) Pty Ltd	Australia
4.	Korn/Ferry International Limited GmbH	Austria
5.	[Intentionally Deleted]
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Korn/Ferry International SNC (Belgium branch)	Belgium
8.	Korn/Ferry International S/C Ltda.	Brazil
9.	Korn/Ferry Canada, Inc.	Canada
10.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
11.	[Intentionally Deleted]
12.	Korn/Ferry International, S.A.	Chile
13.	Korn/Ferry International (China) Limited	Hong Kong
14.	Korn/Ferry International Consulting (Beijing) Limited	Beijing, China
15.	Shanghai Korn/Ferry Human Capital Consulting Co., Ltd	Shanghai, China
16.	Futurestep China	China
17.	Korn/Ferry International A/S	Denmark
18.	Korn/Ferry International Futurestep (Denmark) ApS	Denmark
19.	Korn/Ferry International Oy	Finland
20.	[Intentionally Deleted]
21.	Korn/Ferry International & Cie, S.N.C.	France
22.	Korn/Ferry International Futurestep (France) SARL	France
23.	Hofman, Herbold & Partner Management Beratung	Germany
24.	[Intentionally Deleted]
25.	Hofmann, Herbold & Partners Beteiligungs GmbH	Germany
26.	Korn/Ferry International GmbH	Germany
26.	Futurestep Germany GmbH	Germany
27.	[Intentionally Deleted]
28.	[Intentionally Deleted]
29.	Korn/Ferry International SA	Greece
30.	Korn/Ferry International (Asia Pacific) Limited	Hong Kong
31.	Korn/Ferry International (H.K.) Limited	Hong Kong
32.	Futurestep (Hong Kong) Ltd	Hong Kong
33.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
34.	Korn/Ferry International Private Limited	India
35.	Futurestep Recruitment Services Private Ltd.	India
36.	PT. Korn/Ferry International	Indonesia
37.	[Intentionally Deleted]
38.	Korn/Ferry International S.R.L.	Italy
39.	Korn/Ferry International Futurestep (Italy) S.r.l.	Italy
40.	Nihon Korn/Ferry International K.K.	Japan
41.	Futurestep (Japan) K.K.	Japan
42.	Korn/Ferry International (Korea) Limited	Korea
43.	KF International (Korea) Ltd.	Korea
42.	[Intentionally Deleted]
43.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
44.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
45.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius

Subsidiaries		Jurisdiction
46.	Korn/Ferry Internacional del Norte, S.A. de C.V.	Mexico
47.	Korn/Ferry International S.A. de C.V.	Mexico
48.	Postgraduados y Especialistas S.A. de C.V.	Mexico
49.	Servicios Romac S.A. de C.V.	Mexico
50.	Korn/Ferry International B.V.	Netherlands
51.	Korn/Ferry International, Futurestep (The Netherlands) B.V.	Netherlands
52.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
53.	John Stork BV	Netherlands
54.	Korn Ferry International New Zeland Limited	New Zealand
55.	Futurestep (New Zealand) Ltd	New Zealand
56.	Korn/Ferry International A/S	Norway
57.	Korn/Ferry International Futurestep (Norge) AS	Norway
58.	Korn/Ferry International – Peru S.A.	Peru
59.	Korn/Ferry International Sp.z.o.o.	Poland
60.	Korn/Ferry International Pte. Ltd.	Singapore
61.	Futurestep (Singapore) Pte Ltd	Singapore
62.	Korn/Ferry International, spol.s.r.o. LLC	Slovakia
63.	Korn/Ferry International S.A.	Spain
64.	Korn/Ferry International Futurestep (Espana), S.L.	Spain
65.	Korn/Ferry International AB	Sweden
66.	[Intentionally Deleted]
67.	Korn/Ferry (Schweiz) AG	Switzerland
68.	[Intentionally Deleted]
69.	Korn/Ferry International Futurestep (Schweiz) Gmbh	Switzerland
70.	Korn-Ferry International S.A.	Geneva, Switzerland
71.	Korn-Ferry S.A. (Geneva)	Switzerland
72.	[Intentionally Deleted]
73.	[Intentionally Deleted]
74.	[Intentionally Deleted]
75.	[Intentionally Deleted]
76.	Korn/Ferry (Thailand) Limited	Thailand
77.	Korn/Ferry International Executive Recruitment (Thailand) Limited	Thailand
78.	Futurestep (UK) Limited	United Kingdom
79.	Korn/Ferry International, Limited	United Kingdom
80.	K/FI (UK) Limited	United Kingdom
81.	[Intentionally Deleted]
82.	Carre, Orban & Partners Ltd.	United Kingdom
83.	Carre, Orban & Partners Two Ltd.	United Kingdom
84.	Continental American Management Corp.	United States, California
85.	Executive Compensations Advisors, Inc.	United States, Delaware
86.	Korn/Ferry International Holding India	United States, California
87.	Korn/Ferry S.A.	United States, California
88.	Pearson, Caldwell & Farnsworth, Inc.	United States, California
89.	Strategic Compensation Associates	United States, California
90.	Avery & Associates, Inc.	United States, California
91.	KFI-LK, Inc.	United States, Delaware
92.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
94.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
95.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
96.	JobDirect.com, Inc.	United States, Delaware
98.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela
99.	K/F Konexion, C.A.	Venezuela
100.	Korn/Ferry International de Venezuela, C.A.	Venezuela
101.	Korn/Ferry International s.r.o	Czech Republic
102.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
103.	Lominger Limited, Inc	United States, Minnesota
104.	Lominger Consulting, Inc	United States, Minnesota
105.	LeaderSource Limited, Inc	United States, Minnesota

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